TOKEN SWAP AGREEMENT

This Token Swap Agreement ("Agreement") is entered into as of ___________, by and between:
- P/E Capital Decentralized Autonomous Organization, LLC ("P/E Capital DAO LLC"), a limited liability company organized under the laws of the State of Wyoming, represented herein by Eliseo Jojo L. Prisno, Project Advisor; and
- Cahero Family Group ("CFG"), represented herein by Alfonso Cahero, Founder.
P/E Capital DAO LLC and CFG may be collectively referred to as the "Parties" and individually as a "Party."

RECITALS

WHEREAS, P/E Capital DAO LLC has developed a digital token project and desires to offer a portion of its token supply to CFG in exchange for Safe Keeping Receipts (SKRs); and
WHEREAS, CFG owns SKRs of emerald gemstones that can support a designated par value of the token supply and desires to exchange such assets for tokens under the terms set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

- DEFINITIONS

- Total Token Supply: 100,000,000 (100M) tokens issued by P/E Capital DAO LLC, verifiable via PolygonScan.
- Allocated Tokens: 40,000,000 (40M) tokens, representing 40% of the total token supply, to be offered to CFG under this Agreement.
- Par Value: $0.50 per token, supported by CFG's SKRs of emerald gemstones.
- Spot Market: The first public or OTC trading of P/E Capital DAO LLC tokens.
- OBLIGATIONS OF P/E Capital DAO LLC
- Token Declaration: P/E Capital DAO LLC shall declare the total token supply of 100M tokens, verifiable via PolygonScan.
- Token Allocation: P/E Capital DAO LLC agrees to allocate 40M tokens (40% of the total supply) to CFG.
- Board Seat: P/E Capital DAO LLC shall offer CFG a seat on the board of EMRL.D, with rights and responsibilities defined under EMRL.D's governance documents.
- Off-Ramping Strategy: P/E Capital DAO LLC investors may initially sell tokens through OTC markets, such as MEXC-currently serving 40 million wallet users-and BitMart, with 12 million wallet users, before a broader public listing.

- OBLIGATIONS OF CAHERO FAMILY GROUP

- Asset Provision: CFG shall provide SKRs of emerald gemstones sufficient to support a $0.50 par value per token for the total token supply of 100M tokens.
- Token Unloading Restrictions: CFG agrees to the following token sale restrictions:
- 25% of allocated tokens (10M tokens) may be sold no earlier than six (6) months after the spot market.
- 75% of allocated tokens (30M tokens) may be sold no earlier than one (1) year after the spot market.

- REPRESENTATIONS AND WARRANTIES

- Each Party represents that it has full power and authority to enter into this Agreement and perform its obligations.
- P/E Capital DAO LLC confirms that the tokens have no debts, claims, or legal restrictions on them.
- CFG represents that the SKRs of emerald gemstones are authentic, valid, and sufficient to support the par value stated.

- GOVERNING LAW AND DISPUTE RESOLUTION

- This Agreement shall be governed by and construed in accordance with the laws of State of Wyoming
- Any dispute arising under this Agreement shall first be resolved through good faith discussions between the Parties. If the dispute is not resolved, it shall be settled by binding arbitration in Wyoming under the rules of the American Arbitration Association (AAA). Judgment on the arbitration award may be entered in any court with proper jurisdiction.

- MISCELLANEOUS

- Amendments: No amendment to this Agreement shall be effective unless in writing and signed by both Parties.
- Entire Agreement: This Agreement constitutes the entire agreement between the Parties and supersedes all prior discussions, agreements, or understandings, whether oral or written.
- Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

P/E CAPITAL DECENTRALIZED AUTONOMOUS ORGANIZATION, LLC

By: ___________________________
Eliseo Jojo L. Prisno, Project Advisor

CAHERO FAMILY GROUP

By: ___________________________
Alfonso Cahero, Founder